Exhibit 20(b)

SUPPLEMENTARY FINGERHUT MASTER TRUST DATA
SERIES 1998-1

1.	The total amount distributed during 2001 stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ 615.1750000 $1,057.6583337 $ 44.4137019

2.	The amount of such distribution allocable to Certificate Principal stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ 600.0000000 $ 1,000.0000000 $ 0.0000000

3.	The amount of such distribution allocable to Certificate Interest stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ 15.1750000 $ 57.6583337 $ 44.4137019

4.

The amount of Principal Collections received in the Collection Account during the period from February 3, 2001 to February 1, 2002 and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively:

		Class A Class B Class C Class D	$180,785,208.27 $ 27,391,503.43 $ 32,870,232.66 $ 32,870,232.66

5.

The amount of Finance Charge Collections processed during the period from February 3, 2001 to February 1, 2002 and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively:

		Class A Class B Class C Class D	$ 31,797,837.46 $ 18,782,247.77 $ 26,414,903.40 $ 26,414,903.41

6.	Total Receivables in Trust Aggregate Amount of Principal Receivables Invested Amount Class A Invested Amount Class B Invested Amount Class C Invested Amount Class D Invested Amount		$1,462,045,426.98 $1,237,309,376.05 $ 139,773,333.34 $ 0 $ 17,045,333.34 $ 61,364,000.00 $ 61,364,000.00

	Floating Allocation Percentage Class A Floating Allocation Percentage Class B Floating Allocation Percentage Class C Floating Allocation Percentage Class D Floating Allocation Percentage		11.2965549% 0% 1.3776129% 4.9594710% 4.9594710%

Fixed/Floating Allocation Percentage
Class A Fixed/Floating Allocation Percentage
Class B Fixed/Floating Allocation Percentage
Class C Fixed/Floating Allocation Percentage
Class D Fixed/Floating Allocation Percentage

41.3287096% 27.2769290% 4.1328386% 4.9594710% 4.9594710%

each as of the end of the day on February 1, 2002.

7.	The aggregate outstanding balance of Receivables which are:
	Current 30 Days to 59 Days 60 Days to 89 Days 90 Days and Over		$1,217,352,458.58 $ 90,305,227.66 $ 54,762,892.11 $ 129,130,545.52

as of the end of the day on February 1, 2002.

8.	The aggregate Investor Default Amount for the period from February 3, 2001 to February 1, 2002		$ 65,057,148.01

9.

The aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs for the period from February 3, 2001 to February 1, 2002.

		Class A Class B Class C Class D	$0.00 $0.00 $0.00 $0.00

10.	The amount of the Servicing Fee for the period from February 3, 2001 to February 1, 2002.		$ 5,065,636.75

11.

The amount of Reallocated Class A Principal Collections, Reallocated Class B Principal Collections, Reallocated Class C Principal Collections and Reallocated Class D Principal Collections for the period from February 3, 2001 to February 1, 2002.

		Class A Class B Class C Class D	$0.000 $0.000 $0.000 $0.000

12.	The aggregate amount of funds in the Excess Funding Account and the Pre-Funding Account at February 1, 2002.		None

13.	Whether a Class C Trigger Event has occurred and if so the Specified Class C Reserve Amount.		None

SUPPLEMENTARY FINGERHUT MASTER TRUST DATA
SERIES 1998-2

1.	The total amount distributed during 2001 stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ 62.3000004 $ 65.1000000 $ 45.9345357

2.	The amount of such distribution allocable to Certificate Principal stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ 0.0000000 $ 0.0000000 $ 0.0000000

3.	The amount of such distribution allocable to Certificate Interest stated on the basis of an original principal amount of $1,000 per Certificate:	Class A Class B Class C	$ 62.3000004 $ 65.1000000 $ 45.9345357

4.

The amount of Principal Collections received in the Collection Account during the period February 3, 2001 to February 1, 2002 and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively:

		Class A Class B Class C Class D	$ 180,785,208.28 $ 27,391,503.43 $ 32,870,232.66 $ 32,870,232.66

5.

The amount of Finance Charge Collections processed during the period from February 3, 2001 to February 1, 2002 and allocated in respect of the Class A Certificates, the Class B Certificates, the Class C Certificates and the Class D Certificates, respectively:

		Class A Class B Class C Class D	$ 145,603,368.06 $ 22,060,959.52 $ 26,473,496.53 $ 26,473,496.53

6.

Total Receivables in Trust

Aggregate amount of Principal Receivables
Invested Amount
Class A Invested Amount
Class B Invested Amount
Class C Invested Amount
Class D Invested Amount
Floating Allocation Percentage
Class A Floating Allocation Percentage
Class B Floating Allocation Percentage
Class C Floating Allocation Percentage
Class D Floating Allocation Percentage

$1,462,045,426.98 $1,237,309,376.05 $ 511,364,000.00 $ 337,500,000.00 $ 51,136,000.00 $ 61,364,000.00 $ 61,364,000.00 41.3287096% 27.2769290% 4.1328386% 4.9594710% 4.9594710%

each as of the end of the day on February 1, 2002.

7.	The aggregate outstanding balance of Receivables which are:
	Current 30 Days to 59 Days 60 Days to 89 Days 90 Days and Over		$1,217,352,458.58 $ 90,305,227.66 $ 54,762,892.11 $ 129,130,545.52

as of the end of the day on February 1, 2002.

8.	The aggregate Investor Default Amount for the period from February 3, 2001 to February 1, 2002.		$ 140,949,077.29

9.

The aggregate amount of Class A Investor Charge-Offs, Class B Investor Charge-Offs, Class C Investor Charge-Offs and Class D Investor Charge-Offs for the period from February 3, 2001 to February 1, 2002.

		Class A Class B Class C Class D	$0.00 $0.00 $0.00 $0.00

10.	The amount of the Servicing Fee for the period from February 3, 2001 to February 1, 2002.		$ 10,199,260.07

11.

The amount of Reallocated Class A Principal Collections, Reallocated Class B Principal collections, Reallocated Class C Principal Collections and Reallocated Class D Principal Collections for the period from February 3, 2001 to February 1, 2002.

		Class A Class B Class C Class D	$0.000 $0.000 $0.000 $0.000

12.	The aggregate amount of funds in the Excess Funding Account and the Pre-Funding Account at February 1, 2002.		None

13.	Whether a Class C Trigger Event has occurred and if so the Specified Class C Reserve Amount.		None